Exhibit 99.1

56 Prospect St., Hartford, Connecticut 06103-2818 800 Boylston St., Boston, Massachusetts 02199

Eversource Energy Reports Third Quarter Results

(HARTFORD, Conn. and BOSTON, Mass. – November 2, 2021) Eversource Energy (NYSE: ES) today reported earnings of $283.2 million, or $0.82 per share, in the third quarter of 2021, compared with earnings of $346.3 million, or $1.01 per share, in the third quarter of 2020. In the first nine months of 2021, Eversource Energy earnings totaled $913.8 million, or $2.65 per share, compared with earnings of $933.2 million, or $2.76 per share, in the first nine months of 2020.

Results for both years include acquisition-related charges primarily related to the October 2020 acquisition of the assets of Columbia Gas of Massachusetts. Those after-tax charges totaled $4.3 million in the third quarter of 2021 and $17.3 million in the first nine months of 2021, compared with charges of $5.3 million in the third quarter of 2020 and $12.8 million in the first nine months of 2020.

Additionally, first and third quarter 2021 results include after-tax charges related to the settlement of multiple regulatory dockets concerning Eversource’s subsidiary, The Connecticut Light and Power Company (CL&P). Those after-tax charges totaled $63.2 million in the third quarter of 2021 and $85.8 million through the first nine months of 2021. Excluding the acquisition and settlement charges noted above, Eversource earned $350.7 million1, or $1.02 per share1, in the third quarter of 2021 and $1,016.9 million1, or $2.95 per share1, in the first nine months of 2021.

Eversource Energy today reaffirmed its previously disclosed 2021 earnings per share (EPS) projection of $3.81 to $3.93 per share. That range excludes all of the charges noted above. Eversource Energy also today reaffirmed its long-term EPS growth rate from its existing regulated businesses in the upper half of 5-7 percent, using the $3.64 per share1 earned in 2020 as a base.

“Eversource’s 9,300 dedicated employees continue to rise to the challenges of the ongoing pandemic, economic uncertainty and damaging storms – including an incredible response to last week’s Nor’easter that brought destructive, hurricane-force winds to Southeastern Massachusetts,” said Joe Nolan, Eversource President and Chief Executive Officer.  “We have resolved some significant regulatory uncertainties, made considerable progress with our partner Ørsted on siting more than 1,750 megawatts of offshore wind, and solidified our standing as one of the nation’s most sustainable utilities.”

Electric Transmission

Eversource Energy’s transmission segment earned $139.4 million in the third quarter of 2021 and $412.4 million in the first nine months of 2021, compared with earnings of $125.6 million in the third quarter of 2020 and $381.8 million in the first nine months of 2020. Transmission segment results improved due to a higher level of investment in Eversource’s electric transmission system.

Electric Distribution

Eversource Energy’s electric distribution segment, excluding the CL&P charges noted above, earned $213.6 million1 in the third quarter of 2021 and $451.2 million1 in the first nine months of 2021, compared with earnings of $205.5 million in the third quarter of 2020 and $450.6 million in the first nine months of 2020. Improved third-quarter results were due primarily to higher revenues, offset by higher operation and maintenance expense, depreciation, interest, and property taxes.

Natural Gas Distribution

Eversource Energy’s natural gas distribution segment lost $22 million in the third quarter of 2021 and earned $129.6 million in the first nine months of 2021, compared with losses of $15.4 million in the third quarter of 2020 and earnings of $73.3 million in the first nine months of 2020. Lower third-quarter results and higher year-to-date results were primarily due to the addition of natural gas assets acquired from Columbia Gas of Massachusetts, most of which are now held by Eversource Gas Company of Massachusetts.

Water Distribution

Eversource’s water distribution segment earned $17.5 million in the third quarter of 2021 and $30 million in the first nine months of 2021, compared with earnings of $23.1 million in the third quarter of 2020 and $35.6 million in the first nine months of 2020. Lower third-quarter results were primarily due to the absence of gains from the 2020 sale of the water system around Hingham, Massachusetts.

Eversource Parent and Other Companies

Eversource Energy parent and other companies, excluding acquisition and transition-related costs, earned $2.2 million1 in the third quarter of 2021 and lost $6.3 million1 in the first nine months of 2021, compared with earnings of $12.8 million1 in the third quarter of 2020 and $4.7 million1 in the first nine months of 2020. Lower earnings primarily reflect a higher effective tax rate.

The following table reconciles 2021 and 2020 third quarter and first nine months earnings per share:

		Third Quarter	First Nine Months
2020	Reported EPS	$1.01	$2.76
	Higher electric transmission earnings in 2021, net of dilution	0.04	0.07
	Addition of Eversource Gas Co. of MA results and higher natural gas revenues in 2021, offset by higher depreciation, O&M, property tax expense and dilution at the natural gas segment	(0.02)	0.15
	Higher electric distribution revenues in 2021, offset by higher O&M, depreciation, property taxes and interest expense at the electric distribution segment (ex. storms)	0.03	0.03
	Higher storm-related expense in 2021	(0.01)	(0.05)
	Absence of Hingham-related benefits in 2020 at Aquarion	(0.02)	(0.02)
	Parent & Other, including a higher effective income tax rate	(0.02)	(0.03)
	CL&P regulatory settlement charges	(0.19)	(0.25)
	Charges related to acquisitions in 2021, compared with 2020	0.00	(0.01)
2021	Reported EPS	$0.82	$2.65

Financial results by segment for the third quarter and first nine months of 2021 and 2020 are noted below:

Three months ended:

(in millions, except EPS)	September 30, 2021	September 30, 2020	Increase/ (Decrease)	2021 EPS[1]
Electric Transmission	$139.4	$125.6	$13.8	$0.40
Electric Distribution, ex. settlement[1]	213.6	205.5	8.1	0.62
Natural Gas Distribution	(22.0)	(15.4)	(6.6)	(0.06)
Water Distribution	17.5	23.1	(5.6)	0.05
Eversource Parent and Other Companies[1]	2.2	12.8	(10.6)	0.01
Charges related to regulatory settlement	(63.2)	0.0	(63.2)	(0.19)
Charges related to acquisitions	(4.3)	(5.3)	1.0	(0.01)
Reported Earnings	$283.2	$346.3	$(63.1)	$0.82

Nine months ended:

(in millions, except EPS)	September 30, 2021	September 30, 2020	Increase/ (Decrease)	2021 EPS[1]
Electric Transmission	$412.4	$381.8	$30.6	$1.20
Electric Distribution, ex. settlement[1]	451.2	450.6	0.6	1.31
Natural Gas Distribution	129.6	73.3	56.3	0.37
Water Distribution	30.0	35.6	(5.6)	0.09
Eversource Parent and Other Companies[1]	(6.3)	4.7	(11.0)	(0.02)
Charges related to regulatory settlement	(85.8)	0.0	(85.8)	(0.25)
Charges related to acquisitions	(17.3)	(12.8)	(4.5)	(0.05)
Reported Earnings	$913.8	$933.2	$(19.4)	$2.65

Eversource Energy has approximately 344 million common shares outstanding and operates New England’s largest energy delivery system. It serves approximately 4.3 million electric, natural gas and water customers in Connecticut, Massachusetts and New Hampshire.

CONTACT:

Jeffrey R. Kotkin

(860) 665-5154

Note: Eversource Energy will webcast a conference call with senior management on November 3, 2021, beginning at 9 a.m. Eastern Time. The webcast and associated slides can be accessed through Eversource Energy’s website at www.eversource.com.

1 All per-share amounts in this news release are reported on a diluted basis. The only common equity securities that are publicly traded are common shares of Eversource Energy. The earnings and EPS of each business do not represent a direct legal interest in the assets and liabilities of such business, but rather represent a direct interest in Eversource Energy's assets and liabilities as a whole. EPS by business is a financial measure not recognized under generally accepted accounting principles (non-GAAP) that is calculated by dividing the net income or loss attributable to common shareholders of each business by the weighted average diluted Eversource Energy common shares outstanding for the period. Earnings discussions also include non-GAAP financial measures referencing 2021 earnings and EPS excluding charges at CL&P related to a settlement agreement that included refunds to customers and funding of various customer assistance initiatives and a storm performance penalty imposed on CL&P by PURA and 2021 and 2020 earnings and EPS excluding certain acquisition and transition costs. Eversource Energy uses these non-GAAP financial measures to evaluate and provide details of earnings results by business and to more fully compare and explain 2021 and 2020 results without including these items. This information is among the primary indicators management uses as a basis for evaluating performance and planning and forecasting of future periods. Management believes the impacts of the CL&P settlement agreement, the storm performance penalty imposed on CL&P by PURA, and acquisition and transition costs are not indicative of Eversource Energy’s ongoing costs and performance.  Management views these charges as not directly related to the ongoing operations of the business and therefore not an indicator of baseline operating performance. Due to the nature and significance of the effect of these items on net income attributable to common shareholders and EPS, management believes that the non-GAAP presentation is a more meaningful representation of Eversource Energy’s financial performance and provides additional and useful information to readers in analyzing historical and future performance of the business. These non-GAAP financial measures should not be considered as alternatives to Eversource Energy’s consolidated net income attributable to common shareholders or EPS determined in accordance with GAAP as indicators of Eversource Energy’s operating performance.

This document includes statements concerning Eversource Energy’s expectations, beliefs, plans, objectives, goals, strategies, assumptions of future events, future financial performance or growth and other statements that are not historical facts. These statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, readers can identify these forward-looking statements through the use of words or phrases such as “estimate,” “expect,” “anticipate,” “intend,” “plan,” “project,” “believe,” “forecast,” “should,” “could” and other similar expressions.  Forward-looking statements involve risks and uncertainties that may cause actual results or outcomes to differ materially from those included in the forward-looking statements.  Factors that may cause actual results to differ materially from those included in the forward-looking statements include, but are not limited to: cyberattacks or breaches, including those resulting in the compromise of the confidentiality of our proprietary information and the personal information of our customers; disruptions in the capital markets or other events that make our access to necessary capital more difficult or costly; the negative impacts of the novel coronavirus (COVID-19) pandemic, including any new or emerging variants, on our customers, vendors, employees, regulators, and operations; changes in economic conditions, including impact on interest rates, tax policies, and customer demand and payment ability; ability or inability to commence and complete our major strategic development projects and opportunities; acts of war or terrorism, physical attacks or grid disturbances that may damage and disrupt our electric transmission and electric, natural gas, and water distribution systems; actions or inaction of local, state and federal regulatory, public policy and taxing bodies; substandard performance of third-party suppliers and service providers; fluctuations in weather patterns, including extreme weather due to climate change; changes in business conditions, which could include disruptive technology or development of alternative energy sources related to our current or future business model; contamination of, or disruption in, our water supplies; changes in levels or timing of capital expenditures; changes in laws, regulations or regulatory policy, including compliance with environmental laws and regulations; changes in accounting standards and financial reporting regulations; actions of rating agencies; and other presently unknown or unforeseen factors.

Other risk factors are detailed in Eversource Energy’s reports filed with the Securities and Exchange Commission (SEC). They are updated as necessary and available on Eversource Energy’s website at www.eversource.com and on the SEC’s website at www.sec.gov. All such factors are difficult to predict and contain uncertainties that may materially affect Eversource Energy’s actual results, many of which are beyond our control. You should not place undue reliance on the forward-looking statements, as each speaks only as of the date on which such statement is made, and, except as required by federal securities laws, Eversource Energy undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

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